Exhibit 99.1

Vignette Reports Preliminary First-Quarter 2008 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--Vignette Corporation (NASDAQ: VIGN) today announced preliminary results for its first quarter ended March 31, 2008.

Preliminary results indicate first-quarter revenue is expected to be in the range of $44 to $45 million with license revenue for the quarter to be approximately 21% to 23% of total revenue. First-quarter GAAP net income is expected to be between $(0.03) and $0.01 per share on a fully diluted basis. Vignette expects first-quarter non-GAAP net income to be between $0.07 and $0.11 per share on a fully diluted basis.

“License revenue fell short of expectations,” said Mike Aviles, president and CEO at Vignette. “The shortfall was concentrated in North America where we saw some delays in spending as our customers adjusted to the uncertain economic climate. Our business was notably weak in financial services. The license revenue shortfall drove a shift in revenue mix which caused margins to come under pressure. We also continue to experience challenges around sales force productivity.

“On the positive side, services revenue was strong. We are pleased with the amount of business we generated from our international operations, and we were able to close several large transactions during the quarter. We announced several product releases including two exciting new products, Vignette Recommendations and High Performance Delivery. Along with our upcoming Community solutions, these new products add personal and social dimensions to our unique, integrated Web Experience Platform.

“We are taking a number of actions to generate greater demand for our software by improving our sales and marketing effectiveness. We will also be looking closely at the investments planned for 2008 considering the challenges we face in the North American market, and we will continue to pursue corporate development activities that further enhance our Web Experience Platform.”

Expected first-quarter results are preliminary and subject to management and independent auditors completing their quarterly closing review procedures.

Vignette will host a conference call and live Webcast regarding its first-quarter financial results on Wednesday, April 23, 2008, at 5:00 p.m. EDT. A press release associated with the announcement will be distributed approximately 30 minutes prior to the start of the conference call. To access the Webcast, visit the Investor Relations section of Vignette’s Web site.

If you are not able to access the live Webcast, dial-in information is as follows:

Dial-in number: (888) 201-0273
International Dial-in: (706) 634-9519
Call title: Vignette Financial Results

The Webcast and conference call will be archived and available for replay from Wednesday, April 23, 2008, at 6:00 p.m. EDT to Friday, May 23, at 11:59 p.m. EDT. The replay information is as follows:

Toll-free number: (800) 642-1687
International number: (706) 645-9291
Access code: 39855873

About Vignette

Vignette helps organizations improve the way they connect online with their key audiences by providing software for building great online experiences and managing the content that fuels those experiences. Vignette pioneered the Web Content Management space more than a decade ago, and today our customers include some of the world’s most prominent brands in virtually every industry. Vignette is headquartered in Austin, Texas with operations worldwide. Visit www.vignette.com.

Non-GAAP Financial Measures

Vignette believes that non-GAAP financial measures, such as non-GAAP net income per share, are useful to investors because they exclude certain non-operating or non-recurring charges. Vignette’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of Vignette’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of Vignette and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities.

The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding Vignette’s expectations, beliefs, hopes, intentions or strategies regarding the future. The final results for the first quarter of 2008 may differ from the preliminary results discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements, including final review of transactions and consultation with our outside auditors. All forward-looking statements included in this press release are based upon information available to Vignette as of the date hereof, and Vignette assumes no obligation to update any such forward-looking statement. Additional information regarding potential risks is provided in Vignette’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2007. Vignette assumes no obligation to update the forward-looking statements included in this release.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

CONTACT:
Vignette Corporation
Investors:
Pat Kelly, 512-741-4727
Chief Financial Officer
pat.kelly@vignette.com
or
Media:
David Tishgart, 512-741-4871
Senior Manager, Public Relations
david.tishgart@vignette.com